  EXHIBIT 99.1

Apollo and Linear Announce Combined Entity to be Named Brigus Gold
Corp. Following Closing of Proposed Merger

Denver, Colorado; Halifax, Nova Scotia; May 18, 2010 – Apollo Gold Corporation (TSX: APG, NYSE Amex: AGT) (“Apollo”) and Linear Gold Corp. (TSX:LRR) (“Linear”) announce a new corporate identity and name, Brigus Gold Corp. (“Brigus Gold”), which is expected to take effect following the closing of their proposed business combination (the “Merger”), subject to applicable respective shareholder approvals.

The new logo for the proposed combined entity is presented here:

Pursuant to a definitive agreement executed by Apollo and Linear announced on April 1, 2010, Apollo and Linear agreed to the Merger by way of a court-approved plan of arrangement.  The Merger is expected to close by the end of June 2010, subject to customary closing conditions, including receipt of all necessary regulatory, court and shareholder approvals.

As a part of the Merger, Apollo and Linear believe that it is in the best interests of the combined company to effect a name change and to undertake a share consolidation on the basis of one post-consolidation combined entity common share for every four Apollo common shares outstanding immediately prior to the share consolidation. The trading ticker symbols for the combined entity on the TSX and NYSE Amex will be announced in due course.

The proposed share consolidation and name change will be submitted to the Apollo shareholders for approval at the shareholder meeting to approve, among other things, the issuance of 5.4742 Apollo common shares for each common share of Linear and other matters relating to the Merger and would only be effective upon the closing of the Merger.  If approved by the Apollo shareholders, the proposed share consolidation would affect all combined entity shareholders uniformly.

Wade K. Dawe, Chief Executive Officer and President of Linear, who is slated to become CEO and President of the combined entity, said, “We are proud to unveil Brigus Gold to Apollo and Linear shareholders to help brand a unique, strong and dynamic mid-tier gold investment vehicle of choice for new and existing shareholders.  We plan to develop Brigus Gold into Canada’s next mid-tier gold producer based on our outlook for increased gold production and resources.  We believe that Brigus Gold represents a solid platform for growth in shareholder value based on: (i) growing production and cash flow from the Black Fox Mine; (ii) an excellent development pipeline of projects in low-risk operating jurisdictions; (iii) a strengthened balance sheet that positions the company to capitalize on development and exploration opportunities; (iv) a strong management team with development, operational and financial expertise and (v) improved access to the capital markets and enhanced trading liquidity.”

The combined entity will focus on optimizing its key Black Fox gold operations (mine, mill and adjoining Pike River and Grey Fox properties) in the Timmins gold mining district in Ontario and advancing to production the Box deposit at the Goldfields property in Saskatchewan.  The combined entity will also continue to strategically advance its Ixhuatan and Huizopa gold projects in Mexico.

Both the proposed share consolidation and name change must be approved by at least two-thirds of the votes cast at the Apollo Meeting.

Each of Apollo and Linear have called for their respective shareholder meetings to be held on June 24, 2010, with a record date for each meeting established as May 25, 2010.

Contact Information:
For Apollo:
Wendy Yang, Vice President of Investor Relations
Phone: 720-886-9656 Ext. 217  Toll Free: 1-877-465-3484
E-mail: ir@apollogold.com                                              Website: www.apollogold.com

For Linear:
Sean Tufford, Director of Investor Relations
Phone: 902-422-1421    Toll Free: 1-866-785-0456
Emai: info@lineargoldcorp.com  Website: www.lineargoldcorp.com

About Apollo

Apollo is a growing gold producer that operates the wholly owned Black Fox Mine in Ontario, Canada, which commenced gold production in May 2009. Apollo is also exploring the adjoining 100 percent owned Grey Fox and Pike River properties, all in the Timmins gold district in Ontario, Canada, as well as the Huizopa Joint Venture, (80 percent Apollo and 20 percent Minas De Coronado, S. de R.L. de C.V.), an early stage, gold-silver exploration project, approximately 16 kilometers (10 miles) southwest of Minefinders Dolores gold-silver mine, in the Sierra Madres in Chihuahua, Mexico.

About Linear

Linear Gold Corp is a well financed gold exploration and development company committed to maximizing shareholder value through a strategy of mine development, focused exploration, and effective risk management through selective partnerships and acquisitions.  The Goldfields property, representing Linear's flagship development property located near Uranium City, Saskatchewan, hosts an economic gold deposit and is now in the development stage to become a 70,000 - 90,000 ounce per year gold producer. Linear also holds an extensive and diverse portfolio of mineral projects in the Dominican Republic and Mexico.

Forward-looking Statements

Certain statements in this press release relating to the proposed Merger are “forward-looking statements” within the meaning of securities legislation.  These statements include statements regarding the ability of each of Apollo and Linear to obtain applicable shareholder approvals in respect of the proposed Merger, including approvals of the proposed name change, share consolidation, expectations of future management of the combined company, issuance of shares in Apollo in exchange for shares in Linear; the ability of Linear and Apollo to obtain requisite court approval, ,the timing of the completion of the arrangement; and the ability of the merged company to maintain and expand upon current levels of production, develop its pipeline of development projects, strengthen its balance sheet and access the capital markets.  Neither Apollo nor Linear intends, nor assumes any obligation, to update these forward-looking statements, except as required by applicable securities laws. These forward-looking statements represent management's best judgment based on current facts and assumptions that management considers reasonable, including that the required approval will be obtained from the shareholders of Apollo or Linear, that all third party regulatory and governmental approvals to the Merger will be obtained and all other conditions to completion of the Merger will be satisfied or waived, that operating and capital plans will not be disrupted by issues such as mechanical failure, unavailability of parts, labor disturbances, interruption in transportation or utilities, or adverse weather conditions, that there are no material unanticipated variations in budgeted costs, that contractors will complete projects according to schedule, and that actual mineralization on properties will not be less than identified mineral reserves. Neither Apollo nor Linear makes any representation that reasonable business people in possession of the same information would reach the same conclusions. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In particular, fluctuations in the price of gold or in currency markets could prevent the companies from achieving their targets. Other factors are disclosed under the heading “Risk Factors” and elsewhere in documents filed by Apollo and Linear from time to time with the Toronto Stock Exchange, the NYSE Amex Equities Exchange and, on SEDAR and with other regulatory authorities, including the United States Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with Apollo’s and Linear’s solicitation of proxies with respect to the meeting of shareholders of each of Apollo and Linear to be called with respect to the proposed plan of arrangement, Apollo will file a proxy statement with the SEC and with regulatory authorities in Canada and Linear will file an information circular with regulatory authorities in Canada.  SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/ INFORMATION CIRCULAR WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Shareholders will be able to obtain a free-of-charge copy of Apollo’s proxy statement (when available) and other relevant documents filed with the SEC and with regulatory authorities in Canada from the SEC’s website at http://www.sec.gov and from SEDAR at http://www.sedar.com, as applicable.  Shareholders will be able to obtain a free-of-charge copy of Linear’s information circular (when available) and other relevant documents filed with regulatory authorities in Canada on SEDAR at http://www.sedar.com.  Shareholders of Apollo will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Apollo Gold Corporation, 5655 South Yosemite St., Suite 200, Greenwood Village, Colorado 80111-3220 or (720) 886-9656, or from Apollo’s website, www.apollogold.com.  Shareholders of Linear will also be able to obtain a free-of-charge copy of the information circular and other relevant documents (when available) by directing a request by mail or telephone to Linear Gold Corp., Suite 502, 2000 Barrington Street, Halifax, Nova Scotia B3J 3K1 or (902) 422-1421, or from Linear’s website, www.lineargoldcorp.com.

Interests of Participants in the Solicitation of Proxies

Apollo and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed merger.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Apollo’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the plan of arrangement when it becomes available.  Copies of these documents can be obtained, without charge, at the SEC’s internet website at www.sec.gov or by directing a request to Apollo at the address above.